UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

STARTEK, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Upon stockholder approval of the StarTek, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), as described below under Item 5.02, the Company terminated the StarTek, Inc. Stock Option Plan and the StarTek, Inc. Directors’ Stock Option Plan (collectively, the “Prior Plans”). No further awards will be made under the Prior Plans as of May 5, 2008.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On May 5, 2008, at the annual meeting of stockholders of the Company, the Company’s stockholders approved the 2008 Plan, which previously had been approved by the Company’s Board of Directors. The 2008 Plan became effective on May 5, 2008.

The Company’s Compensation Committee will administer the 2008 Plan. The types of awards that may be granted under the 2008 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and other stock-based awards. The total number of shares of the Company’s common stock available for distribution under the 2008 Plan is 900,000, plus any shares remaining available as of May 5, 2008 for future grants under the Prior Plans, subject to adjustment for future stock splits, stock dividends and similar changes in the Company’s capitalization. The aggregate number of shares subject to options and stock appreciation rights granted during any calendar year to any one participant shall not exceed 750,000, and no participant may be granted performance-based compensation in any calendar year with respect to more than 300,000 shares or, for awards denominated in cash, $2 million. Shares subject to an award that is forfeited, expires, or is settled for cash, or shares tendered to the Company or retained by the Company in settlement of an award will become available for issuance under the 2008 Plan. Except for certain permitted adjustments to account for changes in the Company’s capitalization, the Compensation Committee may not re-price any options or stock appreciation rights without stockholder approval.

Upon termination of service for cause, all unexercised options and stock appreciation rights and all unvested portions of any other outstanding awards will immediately be forfeited without consideration. Upon termination of service for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration. Upon termination of service for any reason other than cause, death or disability, the currently vested and exercisable portions of awards may be exercised within three months of the date of termination. Upon termination of service due to death or disability, the currently vested and exercisable portions of awards may be exercised within six months of termination. All of the foregoing provisions may be changed if expressly provided for in an individual award agreement.

This summary of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan. A copy of the 2008 Plan and forms of the equity award agreements to be issued pursuant thereto are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. A more detailed summary of the 2008 Plan can be found in the Company’s proxy statement for its 2008 annual meeting of stockholders filed with the Securities and Exchange Commission on March 20, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	StarTek, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, filed on March 20, 2008).

10.2	Form of Non-Statutory Stock Option Agreement (Employee) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

10.3	Form of Non-Statutory Stock Option Agreement (Director) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

10.4	Form of Incentive Stock Option Agreement (Employee) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

10.5	Form of Restricted Stock Award Agreement (Employee) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

10.6	Form of Restricted Stock Award Agreement (Director) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: May 5, 2008

By: /s/ A. Laurence Jones
A. Laurence Jones
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	StarTek, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, filed on March 20, 2008).

10.2	Form of Non-Statutory Stock Option Agreement (Employee) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

10.3	Form of Non-Statutory Stock Option Agreement (Director) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

10.4	Form of Incentive Stock Option Agreement (Employee) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

10.5	Form of Restricted Stock Award Agreement (Employee) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.

10.6	Form of Restricted Stock Award Agreement (Director) pursuant to StarTek, Inc. 2008 Equity Incentive Plan.